Exhibit 107

Calculation of Filing Fee Tables

Form S-4
(Form Type)

Priveterra Acquisition Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(f)(2)	2,857,143	N/A	$95.24	$0.0001102	$0.01
Fees Previously Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(f)(2)	39,913,926	N/A	$1,330.46	$0.0001102	$0.14	-	-	-	-
				Total Offering Amounts				$0.15
				Total Fees Previously Paid				$0.14
				Total Fee Offsets
				Net Fee Due				$0.01

(1)	All securities being registered are issued by Priveterra Acquisition Corp. (“Priveterra”) to be renamed AEON Biopharma, Inc. (“New AEON”), in connection with the transactions contemplated by the Business Combination Agreement, dated as of December 12, 2022 (as it may be amended from time to time, the “Business Combination Agreement”), as described in Priveterra’s Registration Statement on Form S-4 (File No. 333-269006), as amended (the “Prior Registration Statement”).

(2)	The number of shares of Class A common stock (“Class A Common Stock”) being registered represents the estimated number of shares of Class A Common Stock to be issued in connection with the proposed business combination herein between Priveterra and AEON Biopharma, Inc. (“AEON”) (the “Business Combination”), including 19,279,557 shares of Class A Common Stock held by stockholders of AEON, 16,000,000 shares of Class A Common Stock which may be issued as Contingency Consideration (as defined in the Form S-4), 77,586 shares of Class A Common Stock held by a Priveterra affiliate, 3,515,218 shares of Class A Common Stock to be issued in connection with the AEON options granted, 1,041,565 shares to be issued in connection with the unvested AEON restricted stock units granted and 2,857,143 shares of Class A Common Stock held by certain stockholders of AEON immediately preceding the consummation of the business combination.

(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933. AEON is a private company for which no market exists for its securities and AEON has an accumulated deficit. Therefore, the proposed maximum aggregate offering price is one-third of the aggregate par value of the AEON securities expected to be exchanged in the Business Combination.

(4)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001102.

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